UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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BLACKROCK ESG CAPITAL ALLOCATION TERM TRUST

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BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT) Delivering sustainable shareholder value

ECAT’s independent Board remains the best choice for shareholders THE FACTS ARE CLEAR: Change is NOT warranted 1 ECAT was built for investors seeking distributions and long-term capital appreciation and offers unique structural benefits to shareholders 2 ECAT is a top performing fund, delivering exceptional results to shareholders on all measurable metrics 3 ECAT’s Board is qualified, independent and proactive in driving sustainable shareholder value 4 ECAT’s governance is appropriate and proven, generating superior shareholder returns 2

ECAT by the numbers – superior shareholder returns driven by a proactive Board Higher Return on Market Price1 Higher Yield on Net Asset Value2 Narrower Discount3 Lower Expense Ratio4 (1/1/2023 – 4/30/2026) NAV discount range since DMP (5/3/2024) 92.7% 21.2% 2.3% 2.0% 58.8% (5.3%) 56.9% (4.2%) 1.5% 1.4% 8.9% (10.8%) (10.7%) 2.6% (17.4%) ECAT ECAT ECAT Peers ECAT Peers Peers Peers Median Benchmark Benchmark AVERAGE Peers High Superior performance supported by a proactive Board continually seeking to enhance shareholder value: ✓ Managed distribution plan ✓ Discount management program (DMP) ✓ Limited term providing 100% liquidity at NAV Source: Morningstar as of 4/30/2026; Note: See appendix for peer set and Benchmark inclusions; peer data excludes BlackRock-advised funds 1 Total shareholder return on price is cumulative; (assumes dividends are reinvested) 2 Annuanlized. 3High and low metrics reflect maximum and minimum NAV discounts since announcement of DMP on 5/3/2024; 4 Broadridge data as of 4/30/2026 based on each fund’s latest shareholder report. Represents actual total expenses excluding investment related expenses & taxes 3

ECAT was built for investors seeking distributions and long-term capital appreciation and offers unique structural benefits to shareholders

BlackRock and ECAT’s independent Board structured the Fund to meet shareholders’ evolving needs Starting in 1988, BlackRock established a leadership position in CEFs through continuous innovation and a relentless focus on addressing client needs CEFs offer a unique value proposition to their shareholders✓ “Closed” structure: Stable capital allowing greater investment flexibility, enables PMs to stay invested and limits forced selling✓ Managed distribution: Consistent and predictable distributions over time and across market cycles✓ Intraday liquidity: Access to less liquid and illiquid strategies, with ability to sell if needed; share price driven by variety of factors Innovative shareholder value enhancing features in ECAT✓ Private markets exposure: Launched ECAT with private investment exposure, democratizing private equity and debt✓ Guaranteed liquidity at NAV: Implemented contingent limited-term with guaranteed liquidity at NAV to shareholders by 2033 ✓ Discount management: Implemented ongoing plan to mitigate the Fund’s discount✓ No upfront fees: BlackRock covered 100% of initial costs at IPO, traditionally borne Named one of the “5 Best Closed-End Funds for 2026” by U.S. News & World Report1✓ “Invest responsibly and profitably without taking on excessive risk”: Best-in-class Aladdin risk management platform, backed by 450+ dedicated investment professionals across the globe, led by award-winning portfolio manager, Rick Rieder, Senior Managing Director and Chief Investment Officer of Global Fixed Income at BlackRock Source: U.S. News & World Report, “5 Best Closed-End Funds for 2026,” by Coryanne Hicks, May 1, 2026 5

ECAT's Board represents all shareholders, the vast majority of whom are individuals seeking consistent distributions

ECAT is focused on enhancing value for all our shareholders

Based on conversations, shareholders continue to choose ECAT to ensure they have adequate and predictable distributions to plan for their financial futures

Shareholders in ECAT	
~36K	*Beneficial holder accounts*[1]
~$37K	*Average position size*[1]
$125K	**Median income** *of all CEF shareholders*[2]
66	**Average age** *of ECAT shareholders*[3]
~70%	*59+ years of age* *of ECAT shareholders*[3]

Source: FactSet, SEC filings, Public sources
Note: [1] As of record date 3/30/2026, inclusive of Saba ownership; [2] Source 2026 ICI Factbook [3] Demographic data based on public sources as of April 2026

BlackRock 6

In stark contrast, Saba is aggressively selling ECAT – driving the Fund’s valuation lower – while seeking to take over the Board Periods of elevated Saba selling, driven by Saba, represent a meaningful share of ECAT trading volume and correlate with a downward trend in the Fund’s valuation over the past year As reflected in publicly available filings, Saba has been actively selling its ECAT position while also pursuing Board representation and claiming to act in the best interest of shareholders Saba % of Volume Sold Saba % of Volume Purchased ECAT Premium / Discount % of Volume Traded 40% 4% 35% 2% 30% 0% 25% -2% 20% -4% 15% -6% Premium/Discount(%) 10% -8% 5% -10% 0% -12% May-24 Sep-24 Feb-25 Jun-25 Nov-25 Apr-26 Source: SEC filings, BlackRock as of April 20, 20267

ECAT is a top performing fund, delivering exceptional results to shareholders on all measurable metrics

Total shareholder returns ECAT is a top performing fund in its peer group and has outperformed its benchmark over all time periods Total Return on Market Price Since 2023 1 year 3 year Since inception (1/1/2023 – 4/30/2026) (5/1/2025 – 4/30/2026 (5/1/2023 – 4/30/2026) (9/28/2021 – 4/30/2026) ECAT vs. peers +3583bps +201bps +375bps +1133bps ECAT vs. benchmark +3392bps +19bps +1377bps +387bps 92.7% 58.8% 61.5% 56.9% 57.8% The Board has taken targeted and decisive actions starting with higher distributions in Jan 2023 47.7% 41.1% 37.3% 29.8% 20.0%20.2% 18.2% ECAT Peers Benchmark Source: Morningstar as of 4/30/2026 Note: See appendix for peer set and Benchmark inclusions; peer data excludes BlackRock-advised funds .Inception as of 9/28/2021 (earliest available premium/(discount) to NAV data); Total shareholder return on price cumulative for all periods (assumes dividends are reinvested) 9

NAV discount ECAT’s Board has proactively addressed the discount Through Board actions, including distribution rate increases and the implementation of a discount management program, ECAT’s discount is now the lowest in its peer group1 Range of Discount Since Implementation of DMP in 2024 HIGH 2.3% Average (5.3%) (4.2%) ECAT has a built-in opportunity for liquidity at NAV in year 12 (2033), setting it apart from 93% of CEFs, including the majority of peers LOW (10.8%) (10.7%) (17.4%) ECAT Peers Current (4.1%) (10.0%) Source: Morningstar as of 4/30/2026 (1) Reflects average daily NAV discount over the 12-month period ending 3/31/26) Note: See appendix for peer set and Benchmark inclusions; peer data excludes BlackRock-advised funds. High and low metrics reflect maximum and minimum NAV discounts since announcement of DMP on 5/3/2024 10

Distributions ECAT’s distribution rate sets it apart from peers and drives investor demand1 Yield on Net Asset Value Distribution Rate Growth since Inception 21.2% 3.3x 8.9% (0.8x) ECAT Peers ECAT Peers Source: Morningstar as of 4/30/2026. Note: See appendix for peer set and Benchmark inclusions; peer data excludes BlackRock-advised funds. Inception as of 9/28/2021 (earliest available premium/(discount) to NAV data). 11

Fees and expenses ECAT’s expense ratio is lower than peers Total Expense Ratio 2.0% 1.5% 1.4% ECAT Peer Group (Median) Peer Group (High) Source: Broadridge data as of Q1 2026, based on each Fund’s respective fiscal year end Note: See appendix for peer set and Benchmark inclusions; Represents the actual total expenses excluding investment related expenses & taxes 12

ECAT’s Board is qualified, independent and proactive in driving superior shareholder returns

ECAT’s Board has the comprehensive set of skills needed to effectively oversee the Fund R. Glenn Hubbard W. Carl Kester Cynthia L. Egan Robert Fairbairn Lorenzo A. Flores Stayce D. Harris J. Phillip Holloman John M. Perlowski Arthur P. Steinmetz Total Chair Vice Chair Independent / no conflicts ✓ ✓ ✓ ✓ ✓ ✓ ✓ 7 Registered closed-end fund ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ 9 Sustainability ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ 9 Other investment fund / ✓ ✓ ✓ ✓ • • • ✓ ✓ 6 asset management Other finance and accounting ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ ✓ 9 Risk management and ✓ ✓ ✓ ✓ ✓ ✓ • ✓ ✓ 8 experience compliance / Skills Retail or retirement market • • ✓ ✓ • • ✓ ✓ ✓ 5 Executive leadership • • ✓ ✓ ✓ ✓ ✓ ✓ ✓ 7 Public service or academic ✓ ✓ ✓ • • ✓ ✓ • • 5 positions Public company board ✓ • ✓ • • ✓ ✓ • ✓ 5 Consulting ✓ ✓ ✓ • ✓ ✓ • • ✓ 6 Source: Public sources, FactSet 14

ECAT’s Board is the best choice for shareholders Key Board Characteristics Trustee Skills Scorecard1 Statistics✓ Genuinely independent Chair and Trustees Skills / Experience Current Trustees✓ Any new trustees identified by independent Independent / No Conflicts 7 Governance Committee, advised by 78% external search firm Registered Closed-End Fund 9 ✓ Independent Years of investment company and CEF Sustainability 9 governance experience Other Investment Fund / Asset Mgmt. 6 ✓ Unrelenting and unconflicted focus on protecting and enhancing all shareholder Other Finance & Accounting 9 44% interests Risk Mgmt. & Compliance 8 Trustees refreshed ✓ Extensive investment experience since IPO in 2021 Retail or Retirement Market 5 ✓ Extensive finance and accounting Executive Leadership 7 experience Public Service or Academic 5 ✓ Extensive risk and compliance experience 44% Public Company Board 5 Gender/ethnic ✓ Extensive public company and Board Consulting 6 diversity governance experience ECAT’s Board is the BEST choice for shareholders Source: Public sources, FactSet Note: 1 Scorecard reflects skills of 9 Fund Trustees 15

Rigorous governance and oversight of the Fund✓ The Fund’s Board meets regularly with its portfolio management team to assess performance and fund positioning ✓ Trustees serve on multiple committees that thoroughly examine all aspects of the Fund’s management Committee Structure Assists the Fund’s Board in monitoring trading of the Fund, identifies factors that Discount may be causing the Fund to trade at a discount, engages with BlackRock and the Fund’s Board on actions to reduce the discount Reviews information on, and makes recommendations to the Fund’s Board in Robust and Performance respect of, the investment objectives, policies and practices of the Fund and Oversight fulsome reviews information from BlackRock on the investment performance of the Fund Assists the Fund’s Board in fulfilling its oversight responsibilities relating to the committee Audit accounting and financial reporting policies and practices of the Fund structure Monitors corporate governance matters and makes recommendations in respect facilitates Governance thereof to the Fund’s Board decisive actions Assists the Fund’s Board in fulfilling its responsibilities with respect to the to enhance oversight of regulatory and fiduciary compliance matters involving ECAT and Compliance value for all fund-related activities of BlackRock, any sub-advisers and the Fund’s other third-party service providers shareholders Securities Oversees the Fund’s securities lending activities, intended to provide additional Lending return for shareholders Acts on matters that may require urgent action between the meetings of the Executive Fund’s Board Source: Appendix C of Definitive Proxy Statements on Schedule 14A, as filed on 4/11/2025 16

ECAT's Board has a record of taking action to mitigate discounts and generate superior shareholder returns

ACTION TAKEN	*How does action help reduce CEF discount?*	
Open market share repurchase program	*Repurchase CEF shares at discount*	A
Distribution rate increases	*Increase distribution to shareholders*	B
Discount management program	*Repurchase up to 2.5% of CEF shares quarterly if trading at >7.5% discount*	C
Inclusion in CEF index	*Increase CEF visibility/liquidity*	D
Discount management program renewal	*Repurchase minimum of 5% of outstanding common shares at a price equal to 98% of NAV*	E
Limited term providing 100% liquidity at NAV	*Liquidity at NAV*	✓
Fund of funds agreement	*Provides additional demand for CEFs*	✓
Managed / level-rate distribution plan	*Enhances CEF yield stability*	✓



ECAT's Premium / (Discount) to NAV
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
A Nov 2021
B D B B C E E
Saba has sold over $100M in ECAT shares since August 2025 — and continues to liquidate
(19.2%)
(4.1%)
The Fund's Board has narrowed discounts by +79% since January 2023[1]
Jan 2023
Jul 2023
Feb 2024
Aug 2024
Mar 2025
Sep 2025
Apr 2026

Source: Morningstar as of 4/30/2026
Note: [1] Compared to NAV discount as of 1/2/2023

BlackRock
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ECAT's Board has taken more actions to mitigate discounts than any peer fund's board

ECAT leads the way in discount management with a full suite of proactive initiatives, setting the standard among its peers

		Peers								
Action Taken	**ECAT**	**BXSY**	**GLV**	**GLO**	**FT**	**PDX**	**RCG**	**RIV**	**OPP**	**SPE**
1Y average discount to NAV *(as of 4/30/2026)*	-2.9%	-36.8%	-11.5%	-11.6%	-7.7%	-9.0%	-8.7%	-4.6%	-7.1%	-9.4%
Discount management program	✓	✗	✗	✗	✗	✗	✗	✗	✗	✗
Limited term providing 100% liquidity at NAV *(excludes contingent conversion to open-end fund)*	✓	✗	✗	✗	✗	✓	✗	✗	✗	✗
Distribution rate increases since 2024	✓	✓	✗	✓	✗	✓	✗	✓	✗	✓
Repurchased shares[1]	✓	✗	✓	✓	✗	✗	✗	✗	✗	✓
Inclusion in YYY Index – an ETF that tracks CEFs ranked highest by NASDAQ in yield, discount to NAV, and liquidity	✓	✗	✗	✓	✗	✗	✗	✓	✗	✗
Inclusion in PCEF – an ETF that tracks U.S.-listed CEFs focused on taxable income generation	✓	✗	✗	✗	✗	✗	✗	✗	✗	✗

Source: Morningstar, Invesco, Amplify, Company Filings as of 4/30/2026
Note: See appendix for peer set and Benchmark inclusions; [1] Checkmarks reflect funds that repurchased any shares in connection with publicly announced plans or programs in 2022-2025

BlackRock. 18

The Board engages with the Fund's shareholders

KARPUS SUPPORTS BLACKROCK CEF BOARD: PRODUCT OF CONSTRUCTIVE ENGAGEMENT AND VALUE CREATION INITIATIVES

- **The Board seeks to actively engage with all shareholders**
- **We approach these engagements with the goal of finding reasonable solutions to address shareholder concerns, including when those concerns are raised by institutional investors and hedge funds**
- The **success of our engagement** is exemplified by our three-year settlement (2024) with one of our largest CEF shareholders, **Karpus Management (Karpus)**
- On May 3, 2024, Karpus entered into agreements to **support the Board at all BlackRock-advised CEFs that it holds,** including ECAT

KARPUS INVESTMENT MANAGEMENT

"Our recent engagement with BlackRock was constructive and productive, resulting in fund enhancements that we believe will add to what BlackRock is already doing to address discounts and enhance the total return to shareholders of these closed-end funds. BlackRock's management team as well as the funds' Boards have taken more steps than most other closed-end fund managers to benefit Karpus' clients as well as all shareholders of these funds."

- Daniel L. Lippincott, CFA
President and Chief Investment Officer, Karpus Investment Management

SABA SETTLED WITH 50 BLACKROCK CLOSED-END FUNDS

- In January 2025, Saba and 50 BlackRock CEFs entered into standstill agreements that contain certain agreements through the CEFs' 2027 annual meetings
  - Note that the settlement **excluded ECAT**
- The settlement agreements also include:
  - Certain **customary standstill covenants** and **voting commitments** applicable to Saba
  - **Mutual non-disparagement provisions** applicable to Saba and BlackRock
  - Saba support for Board nominees through the 2027 annual meeting

"This is a monumental outcome for shareholders. ... Our settlement with BlackRock shows that there is a path to a win-win outcome for managers and shareholders."



boaz weinstein
@boazweinstein

Hedge fund Saba settles with BlackRock funds after activist battle

The two sides are still litigating over one remaining fund, the BlackRock ESG Capital Allocation Term Trust, known as ECAT, because Saba is challenging the way directors are elected, which requires an outright majority.

FINANCIAL TIMES

Source: SEC filings, press releases/statements

BlackRock.
19

The answer is clear – only the ECAT Board has the best interests of shareholders in mind

ECAT’s Board is the best choice for shareholders • ECAT’s Board represents the best interests of all our shareholders. CEF holders invest in these fixed-term products for predictable distributions over time and across investment cycles • ECAT is a top performing fund, delivering exceptional results to shareholders on all measurable metrics• ECAT’s Board and BlackRock continuously take decisive action to address discounts to NAV • ECAT’s highly qualified Board brings to bear the right set of skills to oversee the Fund for the best interests of all shareholders • ECAT’s governance is appropriate and proven, generating superior shareholder returns Change is NOT ECAT’s Board is the BEST choice for all shareholders warranted ✓21

Appendix

Peer sets

Unless otherwise specified, peer sets include the below peers

Peers	Expense Ratio Peers[1]	Benchmark
• Bexil Investment Trust (BXSY) • BlackRock Capital Allocation Term (BCAT) • Clough Global Dividend and Income Fund (GLV) • Clough Global Opportunities Fund (GLO) • Franklin Universal Trust (FT) • PIMCO Dynamic Income Strategy Fund (PDX) *Morningstar added PDX effective 1/1/2024* • RENN Fund (RCG) • RiverNorth Opportunities Fund Inc. (RIV) • RiverNorth/DoubleLine Strategic Opp Fund (OPP) • Special Opportunities Fund (SPE)	• RiverNorth Opportunities Fund Inc. (RIV) • PIMCO Dynamic Income Strategy Fund (PDX) *Morningstar added as of 1/1/2024* • Franklin Universal Trust (FT) • Clough Global Opportunities Fund (GLO) • Bexil Investment Trust (BXSY)	• 65% MSCI World Index • 35% Bloomberg US AGG Total Return Index

BlackRock

Source: BlackRock, Morningstar, Broadridge as of 4/30/2026
Note: peer data throughout this presentation excludes BlackRock-advised funds (1) Expense Ratio Peers reflects Broadridge Expense Group for ECAT. ECAT data is based on the 6/31/25 semi-annual report. Peer data is based on the fiscal year end of each respective fund—7/31/2025 for RIV; 6/30/2025 for PDX; 8/31/2025 for FT; 10/31/2025 for GLO; and 12/31/2024 for BXSY

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ECAT Board Members: R. Glenn Hubbard R. Glenn Hubbard has served in numerous roles in the field of economics, including as the Chairman of the U.S. Council of Economic Advisers of the President of the United States. Dr. Hubbard’s experience as an adviser to the President of the United States adds a dimension of balance to each Fund’s governance and provides perspective on economic issues. Dr. Hubbard has served as the Dean of Columbia Business School, as a member Skills/experience of the Columbia Faculty and as a Visiting Professor at the John F. Kennedy School ✓ Public service or academic positions of Government at Harvard University, the Harvard Business School and the ✓ Registered closed-end University of Chicago. fund✓ Other investment fund Dr. Hubbard’s prior service on the board of ADP and current service on the / asset management boards of TotalEnergies and MetLife Insurance Company allows him to bring to ✓ ESG the Board the benefit of his experience with the management practices of other ✓ Public company board financial companies. ✓ Consulting Dr. Hubbard’s long-standing service on the boards of directors/trustees of ✓ Other finance and the closed-end funds in the BlackRock Fixed-Income Complex also provides accounting him with a specific understanding of the Fund, operations, and the business and ✓ Risk management and compliance regulatory issues facing the Fund. Dr. Hubbard’s independence from the Fund and BlackRock enhances his service as Chair of the Board, Chair of the Executive Committee and a member of the Governance Committee, the Compliance Committee and the Performance Oversight Committee. Source: Public sources; FactSet 24

ECAT Board Members: W. Carl Kester The Board benefits from W. Carl Kester’s experiences as a professor and author in finance, and his experience as a member of the Harvard Business School faculty since 1981 (including positions as the George Fisher Baker Jr. Professor of Business Administration from 2006 to 2022, Deputy Dean of Academic Affairs from 2006 to 2010, a current Baker Foundation Professor and George Fisher Baker Jr. Professor of Business Administration, Emeritus) adds to the Fund’s Skills/experience Board a wealth of expertise in corporate finance and corporate governance. ✓ Public service or academic positions Dr. Kester has authored and edited numerous books and research papers on ✓ Registered closed-end both subject matters, including co-editing a leading volume of finance case fund✓ Other investment fund studies used worldwide. / asset management Dr. Kester’s long-standing service on the boards of directors/trustees of ✓ ESG the closed-end funds in the BlackRock Fixed-Income Complex also provides ✓ Consulting him with a specific understanding of the Fund, its operation, and the business ✓ Other finance and and regulatory issues facing the Fund. accounting✓ Risk management and Dr. Kester’s independence from the Fund and BlackRock enhances his service as compliancea Vice Chair of the Board, Chair of the Governance Committee and a member of the Executive Committee, the Compliance Committee, the Performance Oversight Committee, the Discount Committees and the Securities Lending Committee. Source: Public sources; FactSet 25

ECAT Board Members: Cynthia L. Egan Cynthia L. Egan brings to the Fund’s Board a broad and diverse knowledge of investment companies and the retirement industry as a result of her many years of experience as President, Retirement Plan Services, for T. Rowe Price Group, Inc. and her various senior operating officer positions at Fidelity Investments, including her service as Executive Vice President of FMR Co., President of Fidelity Institutional Services Company and President of the Fidelity Charitable Gift Fund. Skills/experience Ms. Egan has also served as an advisor to the U.S. Department of Treasury as an ✓ Executive leadership expert in domestic retirement security. ✓ Public service or academic positions Ms. Egan began her professional career at the Board of Governors of the Federal ✓ Registered closed-end fund Reserve and the Federal Reserve Bank of New York. ✓ Other investment fund / asset management Ms. Egan is also a director of UNUM Corporation, a publicly traded insurance ✓ ESG company providing personal risk reinsurance, and a director and Chair of the ✓ Public company board Board of directors of The Hanover Group, a public property casualty insurance ✓ Consulting company. Ms. Egan is also the lead independent director and non-executive ✓ Other finance and Vice Chair of the Board of directors of Huntsman Corporation, a publicly traded accounting✓ Retail or retirement manufacturer and marketer of chemical products. market✓ Risk management and Ms. Egan’s independence from the Fund and BlackRock enhances her service as compliance Chair of the Compliance Committee, and a member of the Governance Committee the Performance Oversight Committee, the Discount Committee and the Securities Lending Committee. Source: Public sources; FactSet 26

ECAT Board Members: Robert Fairbairn



Skills/experience

- ✓ *Executive leadership*
- ✓ *Registered closed-end fund*
- ✓ *Other investment fund / asset management*
- ✓ *ESG*
- ✓ *Other finance and accounting*
- ✓ *Retail or retirement market*
- ✓ *Risk management and compliance*

Robert Fairbairn is responsible for key strategic relationships and initiatives with some of BlackRock's largest global clients. Since joining the firm in 1993, he has led many of BlackRock's most important business divisions and served on the Global Executive Committee since inception.

His prior roles included **Head of the Strategic Partner Program, Head of the Strategic Product Management Group, Global Head of Wealth Management and iShares, Head of the Global Client Group and Head of BlackRock's International Business.** Robert also played a leading role in BlackRock's mergers with Merrill Lynch investment Managers and Barclays Global Investors.

Robert **serves as a Director on the boards of BlackRock's U.S. mutual fund complexes**. As Co-Chair of the Human Capital Committee, the Talent Sub Committee of the Global Executive Committee (GEC) and the Managing Director Promotion Committee, Robert plays a key role in talent development for the firm. He also oversees the BlackRock Alumni Program, which launched in 2022.

Robert is **Vice Chair of the Campaign Board of Durham University**. He sits on the **British American Business Advisory Board as well as the American Associates of the National Theatre Board**.

Source: Public sources; FactSet

BlackRock.
27

ECAT Board Members: Lorenzo A. Flores The Fund’s Board benefits from Lorenzo A. Flores’s many years of business, leadership and financial experience in his roles at various public and private companies. In particular, Mr. Flores’s service as Chief Financial Office of Lattice Semiconductor Corporation, Chief Financial Officer of Intel Foundry, Chief Financial Officer and Corporate Controller of Xilinx, Inc. and Vice Chairman of Kioxia, Inc. and his long experience in the technology industry allow him to provide insight into financial, business and technology trends. Skills/experience ✓ Executive leadership ✓ Registered closed-end fund ✓ ESG Mr. Flores’s knowledge of financial and accounting matters qualifies him to serve as a member of the Audit Committee, and his independence from the Fund and BlackRock enhances his service as a member of the Performance Oversight Committee. ✓ Consulting ✓ Other finance and accounting ✓ Risk management and compliance ✓ Technology Source: Public sources; FactSet 28

ECAT Board Members: Stayce D. Harris The Fund’s Board benefits from Stayce D. Harris’s leadership and governance experience gained during her extensive military career, including as a three-star Lieutenant General of the United States Air Force. In her most recent role as Inspector General of the Air Force, Ms. Harris reported to the Secretary and Chief of Staff of the Air Force on matters concerning Air Force effectiveness, efficiency and the military discipline of active Skills/experience duty, Air Force Reserve and Air National Guard forces. ✓ Executive leadership✓ Public service or Ms. Harris’s experience on governance matters includes oversight of inspection academic positions policy and the inspection and evaluation system for all Air Force nuclear and ✓ Registered closed-end fund conventional forces; oversight of Air Force counterintelligence operations and ✓ ESG service on the Air Force Intelligence Oversight Panel; investigation of fraud, ✓ Public company board waste and abuse; and oversight of criminal investigations and complaints ✓ Consulting resolution programs. ✓ Other finance and Ms. Harris is also a director of The Boeing Company and serves on the Board of accounting✓ Risk management and Trustees for University of Southern California compliance✓ Technology Ms. Harris’s independence from the Fund and BlackRock enhances her service as a member of the Compliance Committee and the Performance Oversight Committee. Source: Public sources; FactSet 29

ECAT Board Members: J. Phillip Holloman



Skills/experience

- ✓ *Executive leadership*
- ✓ *Public service or academic positions*
- ✓ *Registered closed-end fund*
- ✓ *ESG*
- ✓ *Public company board*
- ✓ *Other finance and accounting*
- ✓ *Retail or retirement market*
- ✓ *Technology*

Phillip Holloman serves as **Chair of the Board of Vestis Corporation**. Previously, he served as the **Interim Executive Chairman, President and Chief Executive Officer of Vestis Corporation** and retired from **Cintas as President and Chief Operating Officer** in 2018. Mr. Holloman is a founding member of Cintas' diversity committee and received the Excalibur Award, the company's highest distinction reserved for business executives who demonstrate excellence during their tenure.

He **serves as a member of the BlackRock Fixed Income Board** and was **previously a member of the boards of directors for Pulte Group (NYSE: PHM) and Rockwell Automation (NYSE: ROK).**

In addition, Mr. Holloman **serves as a member of the board of directors for the Urban League of Greater Southwestern Ohio and on the board of trustees for the University of Cincinnati**.

Mr. Holloman's independence from the Fund and BlackRock enhances his service as a member of the Governance Committee and the Performance Oversight Committee.

BlackRock.
Source: Public sources; FactSet
30

ECAT Board Members: John M. Perlowski



Skills/experience

- ✓ *Executive leadership*
- ✓ *Registered closed-end fund*
- ✓ *Other investment fund / asset management*
- ✓ *ESG*
- ✓ *Other finance and accounting*
- ✓ *Retail or retirement market*
- ✓ *Risk management and compliance*

John M. Perlowski's experience as **Managing Director of BlackRock, Inc.** since 2009, as the **Head of BlackRock Global Accounting and Product Services** since 2009, and as **President and Chief Executive Officer of the Fund** provides him with a strong understanding of the Fund, its operations, and the business and regulatory issues facing the Fund.

Mr. Perlowski's prior position as **Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management**, and his former service as Treasurer and Senior Vice President of the Goldman Sachs Mutual Funds and as Director of the Goldman Sachs Offshore Funds provides the Board with the benefit of his experience with the management practices of other financial companies.

Mr. Perlowski also **serves as a trustee for the funds in the BlackRock Multi-Asset Complex**. Mr. Perlowski's experience with BlackRock enhances his service as a member of the Executive Committee. Mr. Perlowski is also a member of BlackRock's Global Executive Committee

Source: Public sources; FactSet

BlackRock.

31

ECAT Board Members: Arthur P. Steinmetz



Skills/experience

- ✓ *Executive leadership*
- ✓ *Registered closed-end fund*
- ✓ *Other investment fund / asset management*
- ✓ *Public company board*
- ✓ *Consulting*
- ✓ *Other finance and accounting*
- ✓ *Retail or retirement market*
- ✓ *Risk management and compliance*

The Board benefits from Arthur P. Steinmetz's many years of business and leadership experience as an executive, chairman and director of various companies in the financial industry.

Mr. Steinmetz's service **as Chairman, Chief Executive Officer and President of the OppenheimerFunds, Inc. and as Trustee, President and Principal Executive Officer of certain OppenheimerFunds funds** provides insight into the asset management industry. Mr. Steinmetz also **served as a portfolio manager for decades**.

He has also **served as a Director of ScotiaBank (U.S.)**. Mr. Steinmetz's knowledge of financial and accounting matters qualifies him to serve as a member of the Audit Committee.

Mr. Steinmetz's independence from the Fund and BlackRock enhances his service as Chair of the Performance Oversight Committee and a member of the Discount Committee.

Source: Public sources; FactSet

BlackRock.
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